TAX INDEMNITY AGREEMENT

                            Dated as of July 1, 1996

                                     between



                        OLD DOMINION ELECTRIC COOPERATIVE


                                       and


                                EPC CORPORATION,
                              as Owner Participant


                        CLOVER UNIT 2 GENERATING FACILITY
                                       AND
                                COMMON FACILITIES









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                               TABLE OF CONTENTS

                                                                     Page


SECTION 1.        DEFINITIONS.........................................  1

SECTION 2.        TAX ASSUMPTIONS.....................................  2

SECTION 3.        TAX REPRESENTATIONS, WARRANTIES AND COVENANTS.......  4

SECTION 4.        INDEMNITY...........................................  6

SECTION 5.        TAX SAVINGS......................................... 14

SECTION 6.        CONTESTS............................................ 15

SECTION 7.        CERTAIN ADJUSTMENTS................................. 17

SECTION 8.        MISCELLANEOUS....................................... 17




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                             TAX INDEMNITY AGREEMENT

                  This TAX INDEMNITY AGREEMENT, dated as of July 1, 1996 (this "Tax Indemnity Agreement" or this "Agreement"), between OLD DOMINION ELECTRIC COOPERATIVE, a wholesale power supply cooperative organized under the laws of the Commonwealth of Virginia (together with its successors and assigns, "Old Dominion"), and EPC CORPORATION, a Delaware corporation (together with its successors and assigns, the "Owner Participant").


                                   WITNESSETH:

                  WHEREAS, in entering into the transactions contemplated by the Operative Documents, the Owner Participant made the assumption that it would be entitled to certain income tax benefits identified in Section 2 of this Agreement, and Old Dominion has agreed to indemnify the Owner Participant under certain circumstances for the loss of certain of such benefits.

                  NOW, THEREFORE, as an inducement to the Owner Participant to enter into the transactions contemplated by the Operative Documents and in consideration of the mutual covenants contained in this Agreement and in the other Operative Documents, the parties agree as follows:


SECTION 1.        DEFINITIONS.

                  Unless the context otherwise requires, capitalized terms used in this Tax Indemnity Agreement and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement, dated as of July 1, 1996 (the "Participation Agreement"), among Old Dominion, Clover Unit 2 Generating Trust, a Delaware business trust created pursuant to the Trust Agreement, Wilmington Trust Company (in the capacities specified therein), EPC Corporation and Utrecht-America Finance Co. For purposes of this
Agreement:

                  "Basic Payments" shall mean the Basic Payments plus the Foundation Basic Payments;

                  "Head Agreements Consideration" shall mean the Head Equipment Agreement Consideration plus the Head Foundation Agreement Consideration;

                  "Old Dominion Person" shall mean Old Dominion, any Person in possession of the Undivided Interest or any portion thereof, the Pollution Control Assets Lessor, Virginia Power or any Affiliate of any thereof and "Old Dominion Group" shall mean Old Dominion Persons collectively;

                  "Operating Agreements" shall mean the Operating Equipment Agreement together with the Operating Foundation Agreement;

                  "Owner Participant" includes the affiliated group of corporations of which the Owner Participant is, was or shall become, a member and each member thereof if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes;



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                  "Purchase Option Price" shall mean the Purchase Option Price together with the Foundation Purchase Option Price;

                  "True Lease Representation" shall mean any of the representations, warranties or covenants, as the case may be, set forth in the sections of the Operative Documents listed on Annex A to this Tax Indemnity Agreement;

                  "Undivided Interest" shall mean the Equipment Interest together with the Foundation Interest; and

                  "Undivided Interest Consideration" shall mean the sum of the Head Equipment Agreement Consideration plus the Head Foundation Agreement.

All references to sections herein are to sections of this Tax Indemnity Agreement unless otherwise indicated and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Tax Indemnity Agreement as a whole and not to any particular section or other subdivision.


SECTION 2.        TAX ASSUMPTIONS.

                  Old Dominion acknowledges that the Owner Participant entered into the transactions contemplated by the Operative Documents on the basis of certain income tax assumptions, including, among others, the following assumptions for federal, state and local income tax purposes (the "Tax Assumptions"):

                  (a) The Head Agreements will be treated as a current sale of the Undivided Interest by Old Dominion to the Exchangor and the Undivided Interest Consideration will be treated as the proceeds of such sale and the purchase price for the Undivided Interest.

                  (b) The Operating Agreements will be "true leases", the Owner Participant will be treated as the purchaser, owner and lessor of the Undivided Interest and Old Dominion will be treated as the lessee thereof.

                  (c) The obligations evidenced by the Loans will constitute indebtedness of the Facility Owner, and the Owner Participant will be entitled to current deductions under section 163 of the Code for interest accrued thereon (the "Interest Deductions").

                  (d) The Undivided Interest will be treated as "tax-exempt use property" as defined in section 168 of the Code.

                  (e) The Owner Participant's tax basis in the Undivided Interest on the Closing Date will be determined pursuant to section 1031 of the Code and will be equal to the excess of the Undivided Interest Consideration over the amount (the "Exchange Gain") as of the date hereof between EPC Corporation and Old Dominion; the Owner Participant will be entitled to cost

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         recovery  deductions in respect of each tax basis  beginning  in the taxable year of the Owner Participant that includes the Closing Date under section 168(g)(2) of the Code on a straight-line basis using a "half-year" convention (or the "mid-month convension" in the case of caluse (iii)) and a recovery period equal to (i) 125% of the Term [in the case of the portion of the Undivided Interest which constitutes ADR "electric utility steam production plant" assets, (ii) 30
         years in the case of the portion of the  Undivided   Interest  which
         constitutes ADR "electric utility transmission and distribution plant" assets and (iii) 40 years in the case of the portion of the Undivided Interest which constitutes non-residential real property under section 168 of the Code (the "Depreciation Deductions"); and such tax basis will be allocated among such asset depreciation clauses in the same proportion as the Undivided Interest Consideration is allocated in the Appraisal.

                  (f) The Owner Participant will be entitled to amortize the Transaction Costs paid by it attributable to (i) the Operating Agreements on a straight-line basis over the Term and (ii) the Loans on a straight-line basis over the term of the Loans (collectively, the "Amortization Deductions").

                  (g) The Owner  Participant's  marginal federal income tax rate at all times during the Term will be 35% and its combined effective federal, state and local tax rate will be 36.3% (the "Effective Rate") and the Owner Participant will always have sufficient taxable income to utilize the Interest Deductions, Depreciation Deductions and Amortization Deductions.

                  (h) The Owner Participant's accrual of Basic Payments will not be computed by reference to, and Owner Participant will not be subject to the application of, section 467(b)(2) of the Code, and the Owner Participant's accrual of Basic Payments will not be required to be computed under the "proportional rent" or "constant rent" rules of the proposed regulations promulgated under section 467 of the Code, published June 3, 1996, or of any successor proposed, temporary or final regulations under section 467 of the Code during the Term.

                  (i) The Basic Payments and all other amounts received under the Operating Agreements or with respect to the transactions contemplated by the Operative Documents and the Interest Deductions, Amortization Deductions and Depreciation Deductions will be treated as income or deductions, as applicable, derived from, or allocable to, sources within the United States pursuant to section 861 of the Code.

                  (j) The Undivided Interest will be treated as "placed in service" by the Owner Participant within the meaning of section 168 of the Code on the Closing Date.

                  (k) The Facility Owner will be treated as a grantor trust, and the Owner Participant, as owner of the Facility Owner, will be entitled and required to take into account, in computing its taxable income, all items of income, gain, loss or deduction with respect to the Undivided Interest.

                  (l) As a result of entering into or in connection with the performance of the transactions contemplated by the Operative Documents, the Owner Participant will not be required to include any amount in gross income other than (i) Basic Payments in the amounts and at the times such payments are accrued (with respect to payments in arrears) or at the time such payments

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         are  made  (with  respect  to payments in advance) pursuant to the terms of the Operating Agreements, (ii) gain upon the receipt of Termination Value (or other amounts based on Termination Value) on the date such amount is determined to be paid and in the amount equal to the excess of the payment over the Owner Participant's adjusted basis in the Undivided Interest or the relevant portion thereof,
         (iii) gain upon the receipt of the Purchase Option Price at the time such payment is required to be made, (iv) any amount payable to the Owner Participant on an After-Tax Basis on the date such amount is payable, (v) any other amount to the extent it results in an equal and offsetting deduction of the same (other than the Depreciation Deductions, the Amortization Deductions or the Interest Deductions) character in the same taxable year as the inclusion and (vi) amounts expressly identified as interest under the Operative Documents at the time received.

                  (m) The Owner Participant will be treated as having acquired the Undivided Interest in exchange for (i) certain other property, (ii) the assumption (or taking subject to) indebtedness equal to the amounts advanced pursuant to the Loans, and (iii) cash, pursuant to a transaction qualified for non-recognition of gain under section 1031 of the Code and will be entitled to non-recognition of the Exchange Gain on such exchange property (the "Exchange Non-Recognition").

Old Dominion does not make any representation, warranty or covenant with respect to any of the foregoing assumptions (except to the extent set forth in Section 3 hereof). Except as expressly provided herein, Old Dominion has no obligation to indemnify the Owner Participant by reason of any of the above assumptions proving to be incorrect. If the Owner Participant shall suffer a Loss (as such term is defined in Section 4 below) with respect to which Old Dominion is required to pay an indemnity hereunder or in the event of any rental adjustment under Section 3.4 of the Operating Agreements involving a change in the Tax Assumptions, then the Tax Assumptions, without further act of the parties hereto, shall thereafter be and be deemed to be amended, if and to the extent appropriate, to reflect such Loss or change in Tax Assumptions.


SECTION 3.        TAX REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Old Dominion represents, warrants and covenants for the purposes of this Tax Indemnity Agreement that:

                  (a) All written information supplied by or on behalf of Old Dominion to the Appraiser or the Engineer and identified in an appendix to the Appraisal or the Engineering Report as relied upon by the Appraiser or the Engineer, as the case may be, was accurate in all material respects as of the date so supplied and as of the Closing Date, and Old Dominion did not omit to supply any other information, which in light of the circumstances in which the supplied information was provided, would render such supplied information misleading in any material respect.

                  (b) Neither Old Dominion, the Pollution Control Assets Lessor, nor any Affiliate of either, will take any position in any filing by it for United States federal, state or local income tax purposes that is inconsistent with the Tax Assumptions (unless consistent with a contrary Final Determination) to which the Owner Participant is a party or, in connection with an event described

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         in  clause  (3) of the definition of Final  Determination  in respect of a claim for refund by the Owner Participant.

                  (c) Neither Old Dominion, nor any of its Affiliates, will acquire directly or indirectly any interest in the Loan Certificates other than as permitted or required under the Operative Documents.

                  (d) On the Closing Date, there will not be any agreements, side letters or other arrangements not disclosed in writing to the Owner Participant prior to Closing between any Old Dominion Person and any Person pertaining to either (i) the exercise or non-exercise by Old Dominion of any of the options set forth in Section 15 of the Operating Agreements or (ii) the Loan Certificates.

                  (e) On the Closing Date, Clover Unit 2 will not require any improvement, modification or addition (other than ancillary items of removable equipment of a kind that are customarily selected and furnished by purchasers and lessees of similar equipment) in order for the Undivided Interest to be rendered complete for its use by any Old Dominion Person.

                  (f) After payment of the Undivided Interest Consideration, Old Dominion and each of its Affiliates will have been fully reimbursed for the cost of its investment in the Undivided Interest.

                  (g) The Undivided Interest will have been "placed in service" within the meaning of section 168 of the Code on or prior to the Closing Date.

                  (h) Old Dominion will treat the Head Agreements as effecting a sale of the Undivided Interest by Old Dominion to the Owner Participant for all United States federal, state and local income tax purposes.

                  (i) Old Dominion and Virginia Power have effectively elected to be excluded from the provisions of subchapter K of the Code with respect to Clover Unit 2 pursuant to section 761(a) of the Code, and such exclusion election is in full force and effect as of the Closing Date.

                  (j) Old Dominion is not subject to any law, regulation or charter restriction which will compel it to exercise the purchase option set forth in Section 15 of the Operating Agreements, and other than the Operative Documents, Clover Agreements, Old Dominion Indenture and the Pollution Control Assets Lease Documents, Old Dominion is not subject to any contract which requires the exercise of such purchase option or imposes substantial damages if such purchase option is not exercised.

                  (k) The allocation of the Undivided Interest Consideration among the asset depreciation classes for federal income tax purposes is as set forth in the Appraisal (this is not a representation that the Owner Participant is the owner of the Undivided Interest for federal income tax purposes).

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                  (l) No Old Dominion  Person owns directly or  indirectly  more than 5% of any Lender and no Lender owns more than 5% of any Old Dominion Person.

                  (m) Old Dominion will report as income the payments by the Bank under Section 3.1 of the Payment Undertaking Agreement (other than amounts representing a return of capital) and will report as an expense Old Dominion's obligation for Basic Payments and Foundation Basic Payments under Section 3.2 of the Operating Equipment Agreement and
         Section 3.2 of the Operating Foundation Agreement, provided that there is no change in Applicable Law affecting the federal income tax treatment of these items.

                  (n) Each of the Clover Agreements, the Pollution Control Asset Lease Documents and the Old Dominion Indenture is legal, valid and binding on the parties thereto and enforceable in accordance with its terms.


SECTION 4.        INDEMNITY.

                  (a)(1)  If as a result of:

                    (i) any act or failure to act by an Old Dominion Person other than (w) the execution and delivery of the Operative Documents, the Clover Agreements, the Old Dominion Indenture or the Pollution Control Assets Lease, (x) any act required or expressly permitted by any Operative Document (other than refinancing pursuant to Section 10 of the Participation Agreement and modifications and substitutions pursuant to Section 7 or 8 of the Operating Agreements), (y) any omission to perform any act, which omission is required or expressly permitted by any Operative Document and (z) any act or failure to act taken or not taken at the express written request of the Owner Participant; or

                   (ii) the breach or inaccuracy of any representation, warranty or covenant set forth in Section 3(a) through 3(n) of this Agreement or any True Lease Representation; or

                  (iii) any Event of Loss or other loss, damage, destruction, casualty, theft, taking, confiscation, requisition, seizure, condemnation, requisition of title, requisition of use, removal, replacement, or substitution of or to Clover Unit 2, the Undivided Interest or any portion or component thereof or interest therein; or

                   (iv) any payment to Old Dominion or any other Person of any damages, refunds, warranty, indemnity or other similar amounts with respect to Clover Unit 2, the Undivided Interest or any portion thereof to the extent such payment is not paid over to or retained by the Facility Owner or the Owner Participant; or

                    (v) any bankruptcy or insolvency of any Old Dominion Person or any foreclosure or remedies taken under any Transaction Document while an event of default under any such document shall have occurred and be continuing;

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the Owner  Participant  shall for federal  income tax purposes  lose,  shall not have, or shall suffer a disallowance of the right to claim, shall suffer a disallowance, elimination, reduction, disqualification or deferral of, or shall be required to recapture all or any portion of, or shall not claim (based on a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to Old Dominion not less than 30 days prior to the date on which the tax return is filed on which such claim will not be made, to the effect that there is no Reasonable Basis to make such claim) the Interest Deductions, Depreciation Deductions, Amortization Deductions or the Exchange Non-Recognition (any of the events so resulting being referred to hereinafter as a "Loss of Deductions"); or

                  (2) if as a result of:

                    (i) any failure of the Owner Participant to be treated as the owner of the Undivided Interest as a result of an event described in clauses (i) or (ii) of Section 4(a)(1);

                   (ii) any (x) Event of Loss to the extent the actual date on which the income tax consequences thereof are required to be taken into account is different from the date assumed in calculating the income tax consequences reflected in the applicable Termination Value or (y) alterations, modifications or improvements of Clover Unit 2 or the Undivided Interest or any portion thereof (an "Improvement") or refinancing of the Loans; or

                  (iii) any payment to Old Dominion or any other Person of any damages, refunds, warranty, indemnity or other similar amounts with respect to Clover Unit 2, the Undivided Interest or any portion thereof to the extent such payment is not paid over to or retained by the Facility Owner or the Owner Participant; or

                   (iv) the prepayment of Basic Payments, or any Old Dominion Person's taking of a deduction for Basic Payments with respect to a period that is inconsistent with the allocation of Basic Payments under the Operating Agreements (unless consistent with a contrary Final Determination to which the Owner Participant is a party or, in connection with an event described in clause (3) of the definition of Final Determination, in respect of a claim for ______ by the Owner Participant); or

                    (v) a change, adjustment or modification of the schedule of Basic Payments following an Event of Default; or

                   (vi) the payment by any Old Dominion Person of any costs or expenses of the Owner Trustee, Owner Participant, Facility Owner, Trust Company, Lender, Agent or any other Person in respect of the transactions contemplated by the Operative Documents; or

                  (vii) any bankruptcy or insolvency of any Old Dominion Person or any foreclosure or other pursuit of remedies taken under any Transaction Document while an event of default under any such document shall have occurred and be continuing; or

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                 (viii) any loss, damage, destruction,  casualty, theft, taking, confiscation, requisition, seizure or condemnation of the Undivided Interest or Clover Unit 2 or any portion or component thereof or interest therein not constituting an Event of Loss (an "Other Loss"); or

                   (ix) the breach or inaccuracy of any representation, warranty or covenant set forth in clauses (b), (c), (d), (e), (l) or (m) of
         Section 3.

the Owner Participant shall be required to include in gross income for federal income tax purposes any amount at any time other than as set forth in Section 2(l) (an "Income Inclusion", any "Loss of Deductions" or "Income Inclusion" being referred to herein as a "Loss"), then Old Dominion will pay to the Owner Participant an indemnity determined pursuant to Section 4(b) below. If a Loss shall occur, the Loss shall be deemed to include a corresponding loss of tax benefits for state and local income tax purposes, as follows: (x) state and local income tax deductions shall be treated as allowable or lost in the same amounts, at the same time and to the same extent as the corresponding federal income tax deduction are allowable or lost, and (y) an Income Inclusion shall be treated as requiring an inclusion in gross income for state and local income tax purposes corresponding in timing and amounts to the inclusion for federal income tax purposes.

                  (b) If a Loss shall occur, then Old Dominion will pay to the Owner Participant as an indemnity an amount, at the election of Old Dominion, determined in accordance with paragraph (1), (2) or (3) below:

                  (1) So long as no Event of Default has occurred and is continuing and subject to Old Dominion complying with Sections 7.6 and
         7.8 of the Participation Agreement in respect of any increases in Basic Payments, Equity Exposure Amounts and Termination Values occasioned by the adjustment to Basic Payments described in this clause (1), Old Dominion may elect to make indemnity payments in the form of upward adjustments in the amount of Basic Payments (with corresponding adjustments to the Termination Values) payable by Old Dominion pursuant to the Operating Agreements, commencing on the next Payment Date after the date the payment obligation commences under Section 4(c) below and continuing on each Payment Date occurring thereafter during the Term, in amounts such that, on an After-Tax Basis, the sum of all such payments provided by this paragraph (1) shall be at least sufficient to preserve the Net Economic Return of the Owner Participant as if such Loss had not occurred. The computation thereof shall be made utilizing the methodology and assumptions, including the Tax Assumptions, utilized by the Owner Participant in determining Basic Payments and Termination Values, except as such assumptions shall be varied to take into account such Loss and any prior Loss. The computation of such adjustment to Basic Payments under this paragraph (1) also shall take into account any past, current and anticipated interest, penalties and additions to tax imposed by the IRS or any state or local taxing authority and payable by the Owner Participant as a result of such Loss (other than penalties or additions to tax payable under the Code or applicable state or local tax law, together with interest imposed thereon, caused by negligence or disregard of rules or regulations by the Owner Participant (other than negligence or disregard of rules
         or  regulations  based upon the Owner   Participant's   compliance
         with its obligations under this Agreement, including its obligations under Section 6 hereof, or by reason of reporting the transaction in a manner consistent with the assumptions set forth in
         Section 2 hereof)). Such computation shall be made assuming that at all

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         times  (I)  the  Owner  Participant  has sufficient  taxable income to make full use of such Loss in the current year in which all of the Tax Benefits that are the subject of such Loss (or result from the Loss or the events giving rise thereto) were assumed (or, in the case of benefits that result from the Loss or the events giving rise
         thereto,   are  reasonably   anticipated)  to  be available,  and (II)
         with respect to a Loss of Deductions, the Owner Participant shall be deemed to pay income taxes at a combined effective rate equal to the Effective Rate, and with respect to an Income Inclusion, the Owner Participant shall be deemed to pay income taxes at the highest combined effective marginal corporate federal income tax rate and comparable state and local tax rates (calculated by taking into account the deductibility of state and local tax for federal income tax purposes) (the "Highest Rate").

                  (2) If Old Dominion has not elected to pay, or cannot elect to pay, an indemnity pursuant to either paragraph (1) above or paragraph
         (3) below by providing written notice of such election to the Owner Participant prior to the date that Old Dominion's payment obligation commences under Section 4(c) below, then Old Dominion shall pay to the Owner Participant as an indemnity a lump-sum amount which, on an After-Tax Basis, shall be sufficient to preserve the Net Economic Return of the Owner Participant as if such Loss had not occurred. The computation of such lump-sum amount shall be made by the Owner
         Participant utilizing the methodology and assumptions, including the Tax Assumptions, utilized by the Owner Participant in determining Basic Payments and Termination Values, except as such assumptions shall be varied to take into account such Loss and any prior Loss. For the purpose of calculating the amount of income taxes presumed to be payable by the Owner Participant as a result of such Loss, (I) the Owner Participant shall be deemed to have sufficient taxable income to make full use of such Loss in the current year in which all of the Tax Benefits that are the subject of such Loss (or result from the Loss or the events giving rise thereto) were assumed (or, in the case of benefits that result from the Loss or the events giving rise thereto, are reasonably anticipated) to be available, and (II) with respect to a Loss of Deductions, the Owner Participant shall be deemed to pay income taxes at a combined effective rate equal to the Effective Rate and with respect to an Income Inclusion, the Owner Participant shall be deemed to pay income taxes at a combined effective rate equal to the Highest Rate. The computation of such lump-sum amount under this paragraph (2) also shall take into account any past, current and anticipated interest, penalties and additions to tax imposed by the IRS or any state or local taxing authority and payable by the Owner Participant as a result of such Loss (other than penalties or additions to tax payable under the Code or applicable state or local tax law, together with interest imposed thereon, caused by negligence or disregard of rules or regulations by the Owner Participant (other than negligence or disregard of rules or regulations based upon the Owner Participant's compliance with its obligations under this Agreement, including its obligations under Section 6 hereof, or by reason of reporting the transaction in a manner consistent with the assumptions set forth in
         Section 2 hereof)).

                  (3) So long as no Event of Default has occurred and is continuing and subject to Old Dominion complying with Sections 7.6 and
         7.8 of the Participation Agreement in respect of any increases in Basic Payments, Equity Exposure Amounts and Termination Values occasioned by the adjustment to Basic Payments described in this clause (3), Old Dominion may elect to pay to the Owner Participant as an indemnity from time to time on an After-Tax Basis such amount or amounts as shall be equal to the additional income taxes assumed to be payable by the Owner

         Participant as a result of such Loss as provided in this paragraph (3). For the purpose of calculating the amount of income taxes presumed to be payable by the Owner Participant as a result of such Loss, (I) the Owner Participant shall be deemed to have sufficient taxable income to make full use of such Loss in the current year in which all of the Tax Benefits that are the subject of such Loss (or result from the Loss or the events giving rise thereto) were assumed (or, in the case of benefits that result from the Loss or the events giving rise thereto, are reasonably anticipated) to be available, and (II) with respect to a Loss of Deductions, the Owner Participant shall be deemed to pay income taxes at a combined effective rate equal to the Effective Rate, and with respect to an Income Inclusion, the Owner Participant shall be deemed to pay income taxes at a combined effective rate equal to the Highest Rate. The computation of such amount under this paragraph (3) also shall take into account any past, current or anticipated interest, penalties and additions to tax imposed by the IRS or any state or local taxing authority and payable by the Owner Participant as a result of such Loss (other than penalties or additions to tax payable under the Code or applicable state or local tax law, together with interest imposed  thereon,  caused  by  negligence  or  disregard  of  rules  or regulations by the Owner Participant (other than negligence or disregard of rules or regulations based upon the Owner Participant's compliance with its obligations under this Agreement, including its obligations under Section 6 hereof, or by reason of reporting the transaction in a manner consistent with the assumptions set forth in
         Section 2 hereof)).

                  (c) Any amount payable by Old Dominion to the Owner Participant pursuant to Section 4(b) shall be paid not later than (or, in the case of a Basic Payments increase under Section 4(b)(1) hereof, shall commence not later than the next Payment Date after) the latest to occur of (i) 30 days following Old Dominion's receipt of the Owner Participant's written notice to Old Dominion pursuant to Section 6 hereof, (ii) if any such indemnity payment relates to a Loss that is contested pursuant to Section 6 hereof, 30 days following the date of a Final Determination with respect to such Loss, and (iii) if Old Dominion shall elect to indemnify the Owner Participant pursuant to paragraph (3) of Section 4(b) hereof, the date which is five Business Days prior to the date on which the Owner Participant shall be required to pay the additional federal income taxes in question (such date to be determined based on the assumptions set forth in Section 4(b)(3) hereof); PROVIDED, HOWEVER, that the date required for payment (or commencement of a Basic Payment increase under
Section 4(b)(1) hereof) shall not be earlier than 10 days following the delivery to Old Dominion of the Officer's Certificate required pursuant to Section 4(d) hereof, or, if Old Dominion shall seek verification pursuant to Section 4(d)
hereof, 10 days following the completion of such verification; PROVIDED, FURTHER, Old Dominion shall pay interest on the amount ultimately determined to be due pursuant to such verification from the date such payment otherwise would have been due at the rate applicable to underpayments of federal income taxes for the period in question; and PROVIDED, FURTHER, if Old Dominion shall elect payment under either paragraph (1) or (3) of Section 4(b) above, it shall provide a Qualifying Deposit, Qualifying Surety Bond or Qualifying Letter of Credit with respect to any increase in Basic Payments or Equity Exposure Amounts resulting therefrom on or before the date the initial indemnity payment hereunder is required to be made. If Old Dominion shall elect to pay such sum prior to the latest of the dates described in clauses (i), (ii) and (iii) of the preceding sentence, then Old Dominion shall not be required to pay the Owner Participant the amount of any interest, penalties or additions to tax that shall be attributable to the period following such payment by Old Dominion if there is a procedure whereby the Owner Participant can make a payment or deposit only with respect to the Loss that will stop the accumulation of such interest, penalties or additions to tax and that in Owner Participant's judgment will not have any unindemnified or material adverse financial effect on the Owner Participant or its business
operations  or  adversely   affect  the  Owner Participant's  right to  contest
vigorously any claims the IRS may have with respect to matters other than matters related to the transactions contemplated by the Operative
Documents   for  which  Old  Dominion  is  providing   full indemnification
(and the Owner Participant will promptly return any such sum to Old Dominion at its written request therefor if no such procedure is available).

                  (d) When requesting  payment by Old Dominion  pursuant to this
Section 4, the Owner Participant shall, not less than 10 days prior to the latest of the dates described in clauses (i), (ii) and (iii) of Section 4(c), deliver to Old Dominion an Officer's Certificate setting forth the amount payable by Old Dominion and computing in reasonable detail such amount under
Section 4(b); provided that the failure to provide such Certificate on a timely basis will not affect Owner Participant's rights hereunder. If Old Dominion shall disagree with the Owner Participant's calculation of the amount to be paid by Old Dominion under Section 4(b), such amount shall be verified by independent nationally recognized accountants selected by the Owner Participant and reasonably acceptable to Old Dominion (the "Independent Public Accountants"). The costs of such verification shall be borne by Old Dominion unless such verification shall result in an adjustment in Old Dominion's favor of five percent or more of the net present value (using a discount rate equal to the rate applicable to underpayments of federal income taxes for the period in question and calculating such value as of the date such payment becomes due and payable or commences under this Agreement) of the indemnity payment or payments computed by the Owner Participant, in which case such costs shall be borne by the Owner Participant. The Owner Participant agrees to cooperate with such Independent Public Accountants and to supply them with all information reasonably necessary to permit them to accomplish such review and determination, subject to the execution by such Independent Public Accountants of a confidentiality agreement reasonably acceptable to Owner Participant which shall provide that such information shall be for the confidential use of the Independent Public Accountants and shall not be disclosed to Old Dominion or to any other Person. Old Dominion and the Owner Participant agree that the sole responsibility of the Independent Public Accountants shall be to verify the calculation of payments pursuant to paragraphs (1), (2) or (3) of Section 4(b) (setting forth fully the assumptions on which such verification is based) and that matters of interpretation of this Agreement are not within the scope of the Independent Public Accountants' responsibility. Neither the Independent Public Accountants nor Old Dominion will have any right to examine the tax returns of the Owner Participant in connection with the verification procedure described in this Section 4(d) or otherwise. The review and determination of such calculations by the Independent Public Accountants pursuant to this procedure shall be final.

                  (e) Notwithstanding the foregoing and any other provision of this Agreement or the other Operative Documents, Old Dominion shall not have any liability to the Owner Participant for indemnification under this Section 4 for any Loss (or any interest, penalties or additions to tax with respect to such Loss) if such Loss results from one or more of the following:

                    (i) any voluntary or involuntary sale, transfer or other disposition by the Facility Owner or the Owner Participant or an Affiliate of either (each a "member of the Facility Owner Group", and collectively, the "Facility Owner Group") of (x) any interest in or arising under the Operative Documents, (y) the Undivided Interest or any interest therein or (z) any interest in the Owner Participant or the Facility Owner unless in each case, such sale, transfer or other disposition occurs while an Event of Default is continuing or is the result of any Event of Loss, Other Loss,

         Improvement, refinancing, sublease or other transfer resulting from any action of any Old Dominion Person;

                   (ii) any Event of Loss or any other event whereby Old Dominion is required to pay, and shall have paid in full, Termination Value and any other amounts owing under the Operative Documents or an amount determined by reference thereto, except to the extent that the Termination Value or such amount determined by reference thereto, as the case may be, does not properly reflect the timing of the Loss resulting from such event;

                  (iii) the failure of a member of the Facility Owner Group to have sufficient taxable income to benefit from any of the benefits described in the Tax Assumptions;

                   (iv)  any  amendment  to or  change  in  the  Code,  Treasury
         Regulations or, provided taxpayers are permitted to rely thereon, administrative pronouncements and executive orders which shall occur after the Closing Date, other than in respect of any Event of Loss, Other Loss, Improvement (other than any required Improvement) or refinancing;

                    (v) the failure for federal income tax purposes of (x) the Head Agreements to be treated as a sale of the Undivided Interest or the prepaid rent under the Head Agreements to be treated as the proceeds of such sale, (y) the Operating Agreements to be treated as a "true lease" or (z) the Facility Owner to be considered the borrower under the Loans or the owner of the Undivided Interest, unless, in each case, the loss arising from any such failure is the result of any event described in clause (i), (ii) or (v) of Section 4(a)(1) hereof;

                   (vi) the failure of a member of the Facility Owner Group to claim the Interest Deductions, the Depreciation Deductions, or the Amortization Deductions in a timely and proper manner unless (x) such failure shall be due to the failure of a member of the Old Dominion Group timely to provide Owner Participant with information within the control of such Person requested in writing by Owner Participant, (y) the claiming of such Tax Benefit would be inconsistent with a Final Determination with respect to which there was a prior unsuccessful contest pursuant to Section 6, or (z) Owner Participant shall have furnished Old Dominion with an opinion of tax counsel to the effect that Owner Participant does not have a reasonable basis for claiming such Tax Benefit;

                  (vii) the failure of the appropriate member of the Facility Owner Group to contest a proposed adjustment in accordance with, and to the extent required by, Section 6 of this Agreement, if such failure effectively precludes the initiation or continuation of such contest;

                 (viii) the failure of the Facility Owner to be treated as a pass-through entity or otherwise disregarded for federal income tax purposes;

                   (ix) any member of the Facility Owner Group being or becoming for federal income tax purposes a charitable organization, a tax-exempt entity within the meaning of section 168(h) of the Code, an agency or instrumentality of the United States, a state or political subdivision thereof or an international organization or the status of a member of the Facility Owner Group as an entity subject to the provisions of sections 55, 56, 57, 58, 59, 168(f)(2), 465, 469, 501, 542, 552, 851, 856 or 1361 of the Code;

                    (x) the application of sections 59A, 168(d)(3) or 291 of the Code other than as a result of an event described in Section 4(a)(2) hereof;

                   (xi) the application of Section 467 of the Code other than as a result of an event described in Section 4(a)(2) hereof (except Improvements required or permitted under the Operating Agreements and events described in clause (iii), (vi) (but only with respect to costs or expenses required to be paid under the Operative Documents), or
         (viii) of Section 4(a)(2));

                  (xii) a change in the Owner Participant's taxable year or the Owner Participant having a short taxable year;

                 (xiii) unless the Owner Participant  exercises the option under
         Section 15.3(a) of the Operating Agreements, the inclusion in income by the Owner Participant upon termination of the Operating Agreements, modifications or additions to the Undivided Interest;

                  (xiv) the failure of the Owner Participant to have an initial tax basis in the Undivided Interest equal to the excess of the Undivided Interest Consideration over the Exchange Gain, other than as a result of an event described in clause (i), (ii), (iii) or (iv) of
         Section 4(a)(1) hereof;

                   (xv) any failure of (a) the Owner Participant's acquisition of the leasehold interest in the Undivided Interest created by the Head Agreements to constitute "like kind exchange" property under section 1031 of the Code (as assumed by Section 2(m) hereof with respect to the exchanged property) or (b) such exchange to qualify for nonrecognition treatment under section 1031 of the Code, in each case other than as a result of an event described in Section 4(a)(1) hereof;

                  (xvi) an amendment, supplement, modification or waiver to any Operative Document to which any member of the Facility Owner Group is a party and to which Old Dominion is not a party, which is not requested by or consented to by Old Dominion in writing unless (x) it may be necessary or appropriate to, and is in conformity with, any such amendment, supplement, modification or waiver requested by or consented to by Old Dominion in writing or (y) it is required by the terms of the Operative Documents;

                 (xvii) penalties or additions to tax under section 6662 or 6663 of the Code or relating to estimated tax, in either case to the extent resulting from or measured by matters unrelated to the transactions contemplated by the Operative Documents; and

                (xviii) a determination that the Facility Owner is not holding the Undivided Interest in the ordinary course of a trade or business or that the Owner Participant did not enter into the leasing transaction completed by the Participant Agreement for profit, in each case other than as a result of an event described in clause (i) or (ii) of Section 4(a)(1) hereof.

SECTION 5.        TAX SAVINGS.

                  If Old Dominion indemnifies the Owner Participant with respect to any Loss pursuant to Section 4(a) hereof, and the Owner Participant shall realize with respect to any year federal income tax savings that would not have been realized but for such Loss or the events giving rise thereto and which tax savings were not taken into account in calculating Old Dominion's indemnity payment (or adjustment to Basic Payments payable) to the Owner Participant, then the Owner Participant shall pay to Old Dominion an amount equal to the sum of
(i) such federal income tax savings and (ii), in the case of an Income Inclusion, the amount of any state and local income tax savings and (iii) any tax benefit realized by the Owner Participant from the payment contemplated by clauses (i) and (ii) above. For the purpose of calculating the amount of the federal, state and local income tax savings realized by the Owner Participant,
(A) the Owner Participant shall be deemed to have sufficient federal, state and local taxable income to make full use in the current year of all of the tax benefits that would not have been realized but for such Loss or the events giving rise thereto, (B) the Owner Participant shall be deemed to have state and local income tax consequences that correspond to the Owner Participant's federal income tax consequences, and (C) with respect to tax savings related to a Loss of Deductions, the Owner Participant shall be deemed to have paid income taxes at the Effective Rate, and with respect to tax savings related to an Income Inclusion or a tax benefit realized from a payment hereunder, the Owner Participant shall be deemed to have paid income taxes at the Highest Rate. The amount payable by the Owner Participant to Old Dominion pursuant to clauses (i) and (ii) of this Section 5 shall not exceed the excess of the amount of all prior payments made to the Owner Participant by Old Dominion pursuant to Section 4 hereof with respect to the Loss that gave rise to such tax savings (net of any amount necessary to make such prior payments on an After-Tax Basis) over the amounts previously paid by the Owner Participant to Old Dominion pursuant to clauses (i) and (ii) of this Section 5 with respect to such Loss; PROVIDED, that any such excess shall be carried forward and shall offset, to the extent thereof, any future liability of Old Dominion under Sections 4 and 8 hereof with respect to such Loss. The loss of any tax savings subsequent to the year the Owner Participant realized such tax savings shall be treated as a Loss that is indemnifiable pursuant to Section 4, but without regard to Section 4(d) and only to the extent of any payment by the Owner Participant pursuant to this Section 5 with respect to such lost tax savings. Any payment due to Old Dominion pursuant to this Section 5 shall be paid promptly and in any event within 30 days after the Owner Participant shall realize the tax savings as determined in accordance with the calculation methods and assumptions set forth in this Section 5; PROVIDED, HOWEVER, that the amount of tax savings payable to Old Dominion pursuant to this Section 5 shall not be payable during the continuation of a Payment Default, Bankruptcy Default, or Event of Default or before such time as Old Dominion shall have made all payments or indemnities then due pursuant to this Agreement.

SECTION 6.        CONTESTS.

                  (a) If an adjustment shall be proposed by the IRS in writing that, if sustained, would result in a Loss for which Old Dominion could be required to indemnify the Owner Participant under this Agreement, the Owner Participant agrees promptly to notify Old Dominion in writing of such proposed adjustment; PROVIDED, HOWEVER, that any failure to provide such notice shall not relieve Old Dominion of any obligation to indemnify the Owner Participant hereunder unless such failure effectively precludes the initiation or continuation of the contest of such adjustment. If (i) within 30 days after receipt of such notice Old Dominion shall request in writing that the Owner Participant contest such proposed adjustment and (ii) the Owner Participant shall have received, at the commencement of the contest and before each level of judicial proceeding, an opinion of Independent Tax Counsel, to the effect that there is a Reasonable Basis for contesting the proposed adjustment (and, in the case of an appeal from an adverse judicial determination, an opinion from such counsel to the effect that it is more likely than not) that such adverse determination will be reversed or substantially modified upon appeal in a manner favorable to the taxpayer) (which opinions (a) will be furnished at Old Dominion's expense, and (b) the Owner Participant will assist in good faith and with diligence in promptly procuring), the Owner Participant shall contest such proposed adjustment; PROVIDED, HOWEVER, that the Owner Participant may, in its sole discretion, either pay the tax proposed and sue for a refund or contest the proposed adjustment in any permissible forum considering, however, in good faith such requests as Old Dominion may make concerning the most appropriate forum in which to proceed. Notwithstanding the foregoing, the Owner Participant shall not be required to pursue any such contest unless (v) Old Dominion shall have agreed in writing to pay and shall be paying on demand all reasonable costs and expenses that the Owner Participant shall incur in connection with contesting such proposed adjustment, including, without limitation, reasonable attorneys', accountants' and investigatory fees and disbursements; (w) the proposed adjustment that could result in a payment by Old Dominion (if a lump-sum amount were to be paid pursuant to Section 4(b)(2) hereof) in connection with such proposed adjustment, taking into account the amount of all similar and logically related adjustments with respect to the transactions contemplated by the Operative Documents that could be raised in an audit of any other taxable year of the Owner Participant (including any future taxable year) not barred by the statute of limitations shall be at least $100,000 and at least $250,000 with respect to any judicial appeal; (x) no Event of Default shall have occurred and be continuing; and (y) if the Owner Participant shall determine to pay the tax proposed and sue for a refund, Old Dominion shall advance to the Owner Participant on an interest-free basis and with no additional net after-tax cost to the Owner Participant sufficient funds to pay the tax and interest, penalties and additions to tax payable with respect thereto (to the extent such amount is indemnified against pursuant to Section 4 hereof (an "Advance")); and PROVIDED, HOWEVER, that the Owner Participant shall not be required to pursue any appeal to the United States Supreme Court.

                  (b) In connection  with any proposed  adjustment  described in
Section 6(a) hereof, the Owner Participant shall not make payment of such proposed adjustment for at least 30 days after the giving of written notice of such proposed adjustment to Old Dominion (except that if the Owner Participant shall be required by law or regulation to take action with respect to any such adjustment prior to the end of such 30-day period, the Owner Participant shall, in such notice to Old Dominion, so inform Old Dominion, and the Owner Participant shall not take any action with respect to such adjustment without the consent of Old Dominion (not unreasonably to be withheld) before the date on which the Owner Participant shall be required by law or regulation to take action). Notwithstanding anything herein to the contrary, the Owner

Participant shall have full control over any contest pursuant to this Section 6 and shall determine in its sole discretion the nature of all actions to be taken in connection with any contest including the right to pursue or forego any administrative proceedings; PROVIDED, HOWEVER, that the Owner Participant shall contest such claim at the administrative level if the failure to do so would preclude the availability of all judicial remedies; and PROVIDED, FURTHER, the Owner Participant shall consult in good faith with Old Dominion and its counsel in the contest of any claim and shall keep such counsel reasonably informed regarding such contest. Nothing contained in this Section 6 shall require the Owner Participant to contest a proposed adjustment that it would otherwise be required to contest pursuant to this
Section 6 if the Owner Participant (i) waives the payment by Old Dominion of any amount that might otherwise be payable by Old Dominion under this Agreement by way of indemnity in respect of such proposed adjustment and (ii) pays to Old Dominion any amount of taxes, interest, penalties and additions to tax previously paid or advanced by Old Dominion pursuant to this Agreement with respect to such proposed adjustment, plus interest on such amounts at the IRS rate for refunds, payable from the date of payment by Old Dominion to the Owner Participant of such amounts to (but excluding) the date of repayment of such amounts by the Owner Participant to Old Dominion; PROVIDED, HOWEVER, that if the Owner Participant settles a proposed adjustment such that Old Dominion is precluded as a matter of law from initiating or continuing a contest hereunder of any adjustment for any other taxable period, the Owner Participant shall be deemed to have waived the payment by Old Dominion under this Agreement of any indemnity amounts in respect of such other adjustment.

                  (c) If Old Dominion shall have requested the Owner Participant to contest a proposed adjustment as above provided and shall have duly complied with all the terms of this Section 6, Old Dominion's liability for indemnification due under Section 4 hereof shall, at Old Dominion's election (except for amounts provided for under Section 6(a) hereof), be deferred until Final Determination of the liability of the Owner Participant. At such time, Old Dominion shall become obligated for the payment of any indemnification due under
Section 4 hereof resulting from the outcome of such contest. Upon payment in full by Old Dominion of any indemnity amounts due under this Agreement, the Owner Participant shall become obligated to refund to Old Dominion an amount equal to any amount received as a refund of income taxes by the Owner Participant or credited to the Owner Participant (including any refund or credit that would have been received but for a counterclaim or other claim not indemnified by Old Dominion hereunder) that is fairly attributable to advances or indemnity payments made by Old Dominion under this Agreement, together with any interest received (or that would have been received) by the Owner
Participant  on such  refund  (after  reduction  by any tax  incurred  by  Owner
Participant by reason of the receipt or accrual of such interest), plus an amount equal to any tax benefit realized by the Owner Participant as the result of the payment contemplated by this sentence. Such obligations of the Owner Participant and Old Dominion will first be set off against each other, and any difference owing by either party shall be paid within 30 days after such Final Determination but not prior to the date determined in accordance with Section 4(b) hereof.

SECTION 7.        CERTAIN ADJUSTMENTS.

                  If Old Dominion shall become obligated to make payments under this Agreement, the Owner Participant shall, if appropriate, make adjustments to the schedules of Equity Exposure Amounts, Termination Value and the Purchase Option Price in accordance with the methods, and subject to the constraints, with which such amounts were originally computed to reflect such Loss and, subject to the verification rules set forth in Section 3.4 of the Operating Agreements, in a manner which will preserve its Net Economic Return and prevent any duplication of payments or any payment for Losses previously paid. If an event giving rise to the payment of an amount determined by reference to a schedule of Termination Values shall occur and the date as of which the Owner Participant shall be affected for tax purposes shall be earlier than the date taken into account in computing such schedule, such values shall be appropriately adjusted based otherwise on the same methodology and assumptions previously used by the Owner Participant in calculating such schedule.


SECTION 8.        MISCELLANEOUS.

                  (a) PAYMENTS. Any payments to be made to the Owner Participant pursuant to this Agreement, including any increase in Basic Payments pursuant to
Section 4(b)(1) hereof, shall constitute Supplemental Payments and shall (unless paid by way of set-off as provided for herein) be made directly to the Owner Participant. All payments to be made hereunder shall be made by wire transfer of immediately available funds to a bank account of the Owner Participant or Old Dominion, as the case may be, in the continental United States as specified by the recipient thereof in written directions to the payor, or if no such direction shall have been given, by check of the payor or any Affiliate thereof payable to the order of the recipient thereof and mailed to the recipient thereof by certified mail, postage prepaid, at its address as set forth in the Participation Agreement.

                  (b) LATE PAYMENTS. Any late payment by either party of any of its obligations under this Agreement shall result in the obligation on the part of such party promptly to pay an amount equal to interest at the Overdue Rate.

                  (c) EFFECT OF OTHER INDEMNITIES. Old Dominion's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Owner Participant shall also be indemnified with respect to the same matter under the terms of the Participation Agreement, the Trust Agreement or any other document or instrument, and the Owner Participant may in seeking indemnification from Old Dominion pursuant to any provisions of this Agreement proceed directly against Old Dominion without first seeking to enforce any other right of indemnification.

                  (d) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (e) SURVIVAL. All warranties, representations and covenants made by either party hereto, herein or in any certificate or other instrument delivered by either such party or on the behalf of either such party under this Agreement, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by either party or on behalf of either party. The obligations and liabilities of the parties arising under this Agreement shall continue in full force and effect, notwithstanding the assignment, expiration or other termination of the Operating Agreements, until all such obligations have been met and such liabilities have been paid in full, whether by expiration of time, by operation of law or otherwise.

                  (f) AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the party against whom enforcement of such change is sought.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one instrument.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 5.1 of the Participation Agreement. In the event of an indemnity that was not fully paid or a tax savings that was not fully repaid before the transfer, the transferee shall be entitled to receive such indemnity or shall repay such savings (or shall be required to pay such indemnity or be entitled to receive such repayment) at the same times and in the same amounts as would have been payable had there been no transfer. Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its rights or delegate its obligations hereunder without the consent of the other party hereto.

                  (i) HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  (k) NOTICES. Unless otherwise expressly specified or permitted by the terms of this Tax Indemnity Agreement, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by such a telecommunications device, upon transmission thereof, PROVIDED such transmission is promptly confirmed by either of the methods set forth in clauses
(i) or (ii) above, in each case addressed to such party at its address set forth in the Participation Agreement or at such other address as such party may from time to time designate by written notice to the other party hereto.

                  (l) RECORDS. Old Dominion covenants that it will maintain or cause to be maintained and retain sufficient factual records (to the extent such records are maintained by Old Dominion, any sublessee, or any trustee for or Affiliate of any thereof, in the ordinary course of their respective businesses or as Owner Participant shall reasonably request) to enable the Owner
Participant to prepare required United States federal, state and local income tax returns. Upon the request of the Owner Participant and as promptly as practicable upon receipt of such request, Old Dominion shall deliver such records to the Owner Participant at the expense of Old Dominion. In addition, as soon as practicable, Old Dominion shall provide or cause to be provided (at the expense of Old Dominion) to the Owner Participant such information (in form and substance reasonably satisfactory to the Owner Participant) as the Owner Participant may reasonably request from and as shall be reasonably available to Old Dominion or any sublessee, trustee or Affiliate to enable the Owner Participant to fulfill its tax return filing obligations, to respond to requests for information, to verify information in connection with any income tax audit and to participate effectively in any tax contest.

                  (m) EFFECTIVENESS OF AGREEMENT. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of Old Dominion and the Owner Participant.

                  IN WITNESS WHEREOF, the parties hereto have caused this Tax Indemnity Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.


                                   OLD DOMINION ELECTRIC COOPERATIVE



                                   By: /s/ DANIEL M. WALKER
                                        ---------------------------------------
                                        Name: Daniel M. Walker
                                        Title: Vice President
                                        Date: July 31, 1996

                                   EPC CORPORATION,
                                        as Owner Participant



                                   By: /s/ WALTER F. GREENFIELD
                                        ---------------------------------------
                                        Name: Walter F. Greenfield
                                        Title: Vice President
                                        Date: July 31, 1996

                                                                      ANNEX A TO
                                                         TAX INDEMNITY AGREEMENT



               Specified Representations, Warranties and Covenants


         The representations, warranties or covenants, as the case may be, set forth in the following sections of the Participation Agreement: 3.3(b), 3.3(c), 3.3(e), 3.3(f), 3.3(g), 3.3(k), 3.3(m), 3.3(p), 3.3(q), 3.3(r), 3.3(s) and 7.4.



                                    Annex-1